UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 7, 2026

THE CANNABIST COMPANY HOLDINGS INC.
(Exact Name of Registrant as specified in its charter)

British Columbia (State or Other Jurisdiction of Incorporation)	000-56294 (Commission File Number)	98-1488978 (IRS Employer Identification No.)

321 Billerica Road Chelmsford, Massachusetts (Address of principal executive offices)	01824 (Zip Code)

(978) 910-1486
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreements.

On August 7, 2026, The Cannabist Company Holdings Inc. (the “Company” or “Cannabist”) and certain of its subsidiaries entered into (a) a definitive agreement (the “Maryland Purchase Agreement”) with Free State Botanicals Holdings LLC and certain of its affiliates (collectively, “Free State”), pursuant to which Free State will acquire certain cannabis cultivation, manufacturing and retail operations from subsidiaries of the Company in Maryland (the “Maryland Purchase”) and (b) a definitive agreement (the “Maryland Real Estate Purchase Agreement”) with 6797 Bowman Frederick LLC (the “Real Estate Buyer”), pursuant to which the Real Estate Buyer will acquire certain real estate from a subsidiary of the Company in Maryland (the Real Estate Purchase, and together with the Maryland Purchase, the “Transaction”).

Total consideration for the Maryland Purchase, subject to certain regulatory approvals, will be up to $13.75 million in cash, with a portion paid upon the signing of the Maryland Purchase and the balance payable at closing. Total consideration payable for the Maryland Purchase will be subject to customary adjustments based on target levels of cash, indebtedness, tax liabilities, working capital adjustments, as well as certain other items. As consideration for the Real Estate Purchase, the Real Estate Buyer will assume all of the existing indebtedness related to the real estate.

The Transaction was unanimously approved by a special committee of the Company's board of directors comprised of independent directors (the “Special Committee”). Completion of the Transaction is subject to, among other things, the granting of a sale approval and vesting order by the Ontario Superior Court of Justice (Commercial List) under the Companies’ Creditors Arrangement Act (the “CCAA”) and receipt of applicable cannabis regulatory approvals in each market.

Item 1.01 of this Current Report on Form 8-K contains only brief descriptions of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Maryland Purchase Agreement or the Maryland Real Estate Purchase Agreement. Such descriptions are qualified in their entirety by reference to the full text of the Maryland Purchase Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference and the full text of the Maryland Real Estate Purchase Agreement, attached hereto as Exhibit 10.2 and incorporated herein by reference.

Forward Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 and corresponding Canadian securities laws. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding use of proceeds, future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, closing of the Transaction as well as the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2024, and its quarterly report on Form 10-Q for the quarter ended September 30, 2025,  in each case, filed with the U.S. Securities and Exchange Commission at www.sec.gov and in Canada on SEDAR+, available at www.sedarplus.ca. The forward-looking statements contained in this Current Report are made as of the date of this Current Report, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1#	Purchase Agreement, dated August 7, 2026, among The Cannabist Company Holdings Inc., Free State Botanicals Holdings LLC, and certain other parties thereto.
10.2#	Purchase Agreement, dated August 7, 2026, among Columbia Care MD Realty LLC and 6797 Bowman Frederick LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CANNABIST COMPANY HOLDINGS INC.

By:	/s/ David Sirolly
Name:	David Sirolly
Title:	Chief Legal Officer & General Counsel

Date: August 13, 2026